Exhibit 10.17

PURCHASE AND SALE AGREEMENT

DP 1109 COMMERCE LLC

SELLER

AND

RREEF AMERICA L.L.C.

BUYER

DATED: MARCH 12, 2014

PROPERTY: 1109 COMMERCE BOULEVARD, LOGAN TOWNSHIP, NEW JERSEY

Lerner & Holmes PC

Execution Copy

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”), dated as of March 12, 2014 (the “Effective Date”), is between DP 1109 COMMERCE LLC, a Delaware limited liability company, with an address of c/o Dermody Properties, 5500 Equity Avenue, Reno, NV 89502 (“Seller”), and RREEF AMERICA L.L.C., a Delaware limited liability company, with an address in care of Deutsche Asset & Wealth Management, 345 Park Avenue, 26th floor, New York, NY 10154 (“Buyer”).

In consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:

ARTICLE I

SALE OF PROPERTY

1.1 Agreement to Buy and to Sell; Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement (a) the real estate known as:

1109 COMMERCE BOULEVARD, LOGAN TOWNSHIP, NEW JERSEY

as more particularly described in Schedule A attached hereto including all right, title and interest of Seller in and to any streets, alleys, strips or gores abutting or adjoining such real estate (the “Land”), together with the buildings and other improvements located on the Land (collectively, the “Building”); (b) the fixtures, equipment and other personal property owned by Seller and located in or used exclusively in connection with the Building, including the property specifically described in Schedule B hereto (the “Personal Property”); (c) the landlord’s interest in the Leases (as defined in Section 4.1); (d) the Service Contracts (as defined in Section 4.2), to the extent Buyer agrees to assume the same as provided below; (e) all right, title and interest, if any, of the Seller in and to any land laying in the bed of any public street, road, alley, easements, rights of way, water, water courses, hereditaments or avenue opened or proposed, in front of or adjoining said Land, including all strips and gores between the Land and abutting property, to the center line thereto; (f) all right, title and interest of Seller, if any, in and to any and all licenses and permits and other written authorizations owned or held by Seller to the extent such are assignable in any way related to or arising out of or used in connection with the zoning, land use, construction, maintenance, ownership or operation of the Land or the Building (collectively “Licenses and Permits”); and (g) the plans and specifications and architectural drawings and prints relating to the Property, all warranties relating to the Land, Building and Personal Property (collectively, “Intangibles and Warranties”) (the foregoing collectively being referred to herein as the “Property”).

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1.2 Title. Seller shall convey and Buyer shall accept fee simple title to the Property in accordance with the terms of this Agreement, subject only to the following (the “Permitted Exceptions”):

(a) title and survey matters not objected to under Sections 3.3 and 3.4;

(b) the Leases; and

(c) local, state and federal laws, ordinances, rules and regulations; and

(d) such other matters as a nationally-recognized title insurer shall be willing to omit as exceptions to coverage.

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price. The purchase price (“Purchase Price”) for the Property is Nineteen Million Seven Hundred Fifty Thousand Dollars ($19,750,000.00) to be paid by Buyer to Seller as follows:

(a) Deposit. Buyer shall deposit with First American Title Insurance Company, 633 Third Avenue, New York, NY 10017, Attn: Jennifer D. Panciera (the “Escrow Agent”), within three (3) Business Days (as defined in Section 13) after the date of the mutual execution of this Agreement either (i) cash, or (ii) a letter of credit from a creditworthy bank or other financial institution selected by Buyer (“Buyer’s Letter of Credit”), or (ii) both, in the aggregate amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), to secure Buyer’s performance hereunder (Buyer’s cash or Letter of Credit (and any cash substituted therefor) and any interest earned thereon shall hereinafter be referred to as the “Deposit”). The expiry date of Buyer’s Letter of Credit shall not be before March 30, 2014, and the beneficiary of Buyer’s Letter of Credit shall be the Escrow Agent. If Buyer deposits Buyer’s Letter of Credit, Buyer shall within three (3) Business Days after the Property Inspection Period (if this Agreement is not terminated) deposit $500,000.00 in cash with the Escrow Agent, and upon such deposit, Buyer’s Letter of Credit shall be returned promptly to Buyer. If Buyer does not post $500,000.00 in cash with Escrow Agent within such three (3) Business Day period, Escrow Agent shall cash the Buyer’s Letter of Credit. Upon receipt of a W-9, any cash Deposit shall be held in an interest-bearing investment at First American Trust. The Deposit, whether it is in the form of one or more letters of credit or cash, or both, shall be held pursuant to the provisions of this Agreement as earnest money for the proper performance of this Agreement on the part of Buyer. At Closing any cash shall be applied against the Purchase Price. Interest earned on the Deposit shall follow the Deposit.

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(b) Payment at Closing. At Closing (as defined in Section 7 hereof) the Deposit shall be applied against the Purchase Price with the remainder of the Purchase Price payable in full at Closing in cash. All funds due and payable hereunder shall be delivered to Escrow Agent on or prior to the Closing Date (as defined in Section 7 hereof) such that said funds will be available to Seller by 12:00 noon Eastern time on the Closing Date.

2.2 Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid in U.S. dollars by wire transfer of immediately available federal funds.

2.3 Escrow Terms. (a) If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for delivery of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within two (2) Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such delivery or payment. If Escrow Agent does receive such written objection within such two (2) Business Day period, or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold the Deposit until it shall have received joint written instructions from the parties to this Agreement or an order from a court of competent jurisdiction. Escrow Agent shall in addition have the right at any time to tender the Deposit to the clerk of the U.S. District Court having jurisdiction where the Property is located. Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

(b) Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and reasonably believed by it to be authentic and valid.

(c) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

(d) Escrow Agent has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this Agreement.

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(e) Escrow Agent is hereby designated as the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file a Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Buyer shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

ARTICLE III

BUYER’S DUE DILIGENCE REVIEW

3.1 Title Materials. Buyer acknowledges receipt of a copy of Seller’s existing title policy. Seller shall obtain (and deliver to Buyer) an ALTA title insurance commitment covering the Property (the “Title Commitment”) issued by First American Title Insurance Company (the “Title Company”).

3.2 Survey. Buyer acknowledges receipt of Seller’s most recent survey of the Property. Seller has ordered, and shall deliver to Buyer, at Buyer’s expense, an update of Seller’s survey by a reputable surveyor or surveying firm, licensed by the state in which the Property is located. Any and all matters that would be shown on such a survey of the Property, prepared in accordance with applicable ALTA survey standards, are referred to herein as “Survey Matters.”

3.3 Examination of Title. From the date hereof until 5:00 p.m. Eastern time on March 24, 2014 (the “Title Inspection Period”) Buyer shall have the opportunity to review the Title Commitment, any amendments thereto issued during the Title Inspection Period, the exceptions to title disclosed in the Title Commitment, all Survey Matters and all other aspects of Seller’s title to the Property. On or before the expiration of the Title Inspection Period, Buyer shall notify Seller in writing of any bona-fide defect in title to the Property, or any other matter which is indicated on the Title Commitment or any Survey Matter to which Buyer objects. If Buyer does so notify Seller of a defect in title or other matter objectionable to Buyer within the prescribed time, Seller shall have five (5) days in which to determine whether to cure the defect or other matter so objected to by Buyer and to notify Buyer of Seller’s decision in this regard. If Seller does not so notify Buyer within said five (5) day period, then Seller shall be deemed to have elected not to remove such exceptions. If Seller elects, or is deemed to have elected, not to remove such exceptions, Buyer may terminate this Agreement within five (5) days of receipt of Seller’s notice, and the Deposit shall be returned to Buyer. If Buyer fails to give to Seller a Title Objection Notice prior to the expiration of the Title Inspection Period or fails to terminate this Agreement as set forth in the preceding sentence, Buyer (i) shall no longer have any right to terminate this Agreement under this Section 3.3 and (subject to the provisions of Sections 3.4 and 3.5) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement, and (ii) shall be deemed to have approved the state of title to the Property as it exists on the

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effective date of the Title Commitment, as last amended during the Title Inspection Period. Notwithstanding the foregoing, Seller shall be responsible for discharging any mortgages or voluntary monetary liens (other than municipal liens not yet due and payable), including mechanics’ liens for unpaid work at the Property performed on behalf of Seller, (collectively, “Monetary Liens”) at or prior to Closing.

3.4 Amendments to Title Commitment. Buyer shall have the right to object to any title exceptions first raised by the Title Company in any amendments to the Title Commitment issued after the expiration of the Title Inspection Period by giving written notice to Seller of the title exceptions to which Buyer is objecting on or before the earlier of (a) the date and time for Closing and (b) two (2) Business Days after the issuance of any such amendment. If Buyer does not object to any title exception first raised in any such amendment to the Title Commitment issued after the expiration of the Title Inspection Period by giving timely written notice as herein provided, such title exception shall be a Permitted Exception. In the event Buyer gives timely written notice of objection to any title exception as herein provided, Seller shall have two (2) Business Days in which to determine whether to cure the defect or other matter so objected to by Buyer and to notify Buyer of Seller’s decision in this regard. If Seller does not so notify Buyer within said two (2) Business Day period, then Seller shall be deemed to have elected not to remove such exceptions. If Seller elects, or is deemed to have elected, not to remove such exceptions, Buyer may terminate this Agreement within two (2) Business Days of receipt of Seller’s notice, and the Deposit shall be returned to Buyer. The Closing Date shall be automatically extended, if necessary, to allow all such periods in this Section 3.4 to run.

3.5 Property Inspection. From the date hereof through 5:00 p.m. Eastern Time on March 24, 2014 (the “Property Inspection Period”), Buyer shall have the right to make non-invasive physical inspections of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, and similar materials, but excluding Seller’s internal memoranda, financial projections, client reports, budgets, environmental audits and physical inspection reports, appraisals, accounting and tax records and similar proprietary or confidential information and materials not directly related to the leasing, maintenance and/or management of the Property. All information acquired by Buyer or its representatives as a result of any Property inspections shall be kept in strict confidence as more fully set forth in Section 13.3. Notwithstanding anything to the contrary set forth herein, Seller hereby approves Buyer’s right to discuss Buyer’s potential purchase of the Property with representatives or employees of any municipal, state or federal government (or agency, authority, department, or quasi-governmental agency thereof) (collectively, “Governmental Agencies”), provided (a) Buyer gives Seller reasonable prior notice of any meetings with such representatives or employees and Seller

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shall have the right to have a representative present at such meetings, and (b) Buyer provides to Seller copies of all correspondence to and from such Governmental Agencies related to the Property or Buyer’s purchase of the Property. Notwithstanding anything to the contrary contained herein, Buyer is authorized to have initial meetings with, and make the reasonable and customary general requests of, Governmental Agencies regarding the compliance of the Property with applicable laws and regulations, including without limitation compliance of the Property with zoning, environmental and other ordinances and requirements and the then-current entitlements with respect to the Property, without any further notice to Seller or copies of such initial requests. Buyer understands and agrees that any on-site inspections of the Property shall be (i) subject to the notice and other access provisions in the Leases and (ii) conducted upon at least twenty-four (24) hours’ prior written notice to Seller and, (iii) at Seller’s option, conducted in the presence of Seller or its representative. After its inspections are completed, Buyer shall restore any damage to the Property caused by Buyer’s inspections at Buyer’s sole cost and expense. Prior to Buyer or any such other party entering the Property in the exercise of the access rights hereunder, Buyer shall deliver to Seller a certificate of comprehensive public liability insurance at limits of not less than One Million Dollars ($1,000,000), combined single limit, for personal injury, including bodily injury and death, and property damage, naming Seller as an additional insured and evidencing coverage with such insurers and limits as shall be reasonably satisfactory to Seller. Except to the extent caused by the negligence or willful misconduct of Seller or its agents or representatives, Buyer agrees to indemnify against and hold Seller harmless from any claim, liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred), damages or injuries arising out of or resulting from the inspection of the Property by Buyer or its agents or representatives; provided, however, that Buyer shall have no liability with respect to the mere discovery of any hazardous materials or contamination revealed by Buyer’s inspections and investigations pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller and the other obligations of Buyer under this Section 3.5 shall survive Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by Seller and Buyer and shall be conducted so as not to interfere unreasonably with use of the Property by Seller or its tenants. As part of its investigation of the Property, Buyer shall have the right to provide to Seller in writing a list of those Service Contracts which Buyer does not elect to assume at Closing and, to the extent such Service Contracts are terminable on less than thirty (30) days’ notice without payment, Seller shall use commercially reasonable efforts to terminate such Service Contracts as of Closing.

In connection with its investigation of the Property during the Property Inspection Period, Buyer may inspect the Property in a non-invasive manner at Buyer’s expense for the presence of any Hazardous Substances, and shall upon Seller’s request (and provided Seller reimburses Buyer for any costs of such reports) furnish to Seller copies of any reports received by Buyer in connection with any such inspection. If Buyer desires to perform any invasive testing, such testing shall be permitted or denied in Seller’s sole discretion. For purposes hereof, Buyer and Seller agree that (i) a “Phase I Environmental Site Assessment” shall be a non-intrusive test hereby approved by Seller, and (ii) Seller

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hereby approves a non-invasive property condition assessment (including without limitation an inspection of the roof of the Property). As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, each as amended, or any other Federal, state or local legislation or ordinances applicable to the Property. Buyer hereby assumes full responsibility for such inspections and irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property. At Seller’s request (and provided Seller reimburses Buyer for any costs of such reports), Buyer shall also furnish to Seller copies of any other reports received by Buyer relating to any other inspections of the Property conducted on Buyer’s behalf, including any engineering or architectural reports analyzing compliance of the Property with applicable laws, codes, ordinances and regulations governing structures and access thereto by disabled persons. The provisions of this Section 3.5 shall survive the Closing or the termination of this Agreement, whether before or after the end of the Property Inspection Period.

3.6 Right of Termination. Seller agrees that in the event Buyer determines (such determination to be made in Buyer’s sole discretion) that the Property is not suitable for its purposes, Buyer shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to 5:00 p.m. Eastern time on the last day of the Property Inspection Period. If Buyer gives such notice of termination within the Property Inspection Period, this Agreement shall terminate and the Deposit shall be returned to the Buyer. If Buyer fails to give Seller a notice of termination prior to the expiration of the Property Inspection Period, Buyer shall no longer have any right to terminate this Agreement under this Section 3.6 and shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof as follows:

4.1 Leases. To Seller’s knowledge, the information concerning presently existing written leases (the “Leases”) set forth in Schedule C attached hereto (the “Lease Schedule”) is accurate and complete in all material respects as of the date hereof, and to Seller’s knowledge there are no leases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Property or that otherwise give rights with regard to use of the Property other than those set forth on the Lease Schedule. To Seller’s knowledge, the copies of the Leases provided to Buyer are true, correct and complete. Except as described in the Leases or as set forth on the rent roll attached hereto as Schedule C-1 (the

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“Rent Roll”), (i) there are no options to expand, rights of first refusal, or options to terminate or renew, or any rent concessions given to any of the tenants, (ii) all rentals and other payments due under such Leases as of the date thereof have been paid in full, (iii) Seller, and to the best of Seller’s knowledge, the tenants under the Leases, are not in default under the Leases, and, to Seller’s knowledge, Seller has fully complied with the terms and conditions of the Leases, (iv) no tenant under any Lease has vacated, abandoned or otherwise discontinued business operations at its premises, and Seller has no knowledge that any tenant contemplates such action, (v) no rents or other payments have been collected more than one month in advance and no rents or other deposits are held by Seller, except security deposits described on the Rent Roll or prepaid rent for the current month, (vi) there are no commissions or other fees due but not yet paid with regard to any of the Leases or with regard to any exercised renewals, extensions or expansions, (vii) any and all tenant improvement work, and construction currently required to be done by the landlord under the provisions of any agreement with any tenant and any contributions or other allowances payable by the landlord to any tenant toward reimbursement of such tenant’s cost of moving or improvements or any similar expense or monetary consideration to the tenant has been fully completed and paid for, (viii) Seller has not entered into any agreements with any of the tenants excepts for the Leases delivered to Buyer, and except as landlord and tenant Seller has no business relationship with any of the tenants, and (ix) Seller has completed all tenant reconciliations for calendar years 2011 and 2012, and there are no current disputes with tenants regarding reconciliations and no ongoing operating expense audits being requested or performed by any tenant. In the event any estoppel certificate delivered to Buyer with respect to any Lease contains any information inconsistent with Seller’s representation made in this Section 4.1, then the estoppel certificate shall control and Seller shall have no liability for any claim based on a breach of representation regarding such information. Seller does not represent or warrant that any particular Lease will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder.

4.2 Service and Management Contracts. To Seller’s knowledge, Schedule D attached hereto lists all service, maintenance, supply and management contracts (“Service Contracts”) affecting the Property to which Seller is a party, and the information set forth therein is accurate and complete in all material respects as of the date hereof. To Seller’s knowledge, the copies of the Service Contracts provided to Buyer are true, correct and complete. All Service Contracts are terminable without penalty on no more than thirty (30) days’ notice.

4.3 Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

4.4 No Impediments. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

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4.5 Not a Foreign Person. Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

4.6 9/11 Dealings. Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

4.7 Bankruptcy. Seller has not, nor to Seller’s knowledge has any tenant, (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s, or such tenant’s creditors, as the case may be, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s, or such tenant’s, assets, as the case may be, which remains pending, (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s, or such tenant’s, assets, as the case may be, which remains pending, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

4.8 Assessments. Except as shown in the public records, to Seller’s knowledge there are no special assessments, special tax districts or similar outstanding obligations (contingent or otherwise) to governmental entities (collectively, “Assessments”) with respect to the Property or any part thereof, nor are there any pending condemnation actions, nor has Seller any knowledge of any Assessments or condemnation actions being contemplated; the Property is separately assessed for real estate tax purposes and not combined with any other property for such purposes.

4.9 Employees. There are no employees of the Property or Seller.

4.10 Purchase Options. Except as to the occupancy rights of tenants set forth in the Leases, Seller has granted no options or rights of first refusal to acquire any interest in the Property to a tenant or any other party.

4.11 Violations. To Seller’s knowledge, Seller has not received any written notice from any governmental entity alleging that the Property or its current uses are in violation of any zoning, building, health, traffic, flood control or other applicable rules, regulations, codes, ordinances or statutes of any local, state or federal authority or any other governmental authority asserting jurisdiction over the Property, which violations, if

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any, have not heretofore been corrected in all material respects. To Seller’s knowledge, Seller has not received any written notice of default under any recorded easement, restrictive covenant agreement or other such agreements of record that encumber the Property.

4.12 Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in this Article IV, as updated by the certificate of Seller to be delivered to Buyer at Closing in accordance with Section 7.2(k) hereof, shall survive Closing for a period of nine (9) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer as of the Closing Date, (b) unless the valid claims for all such breaches collectively aggregate more than $25,000, in which event the full amount of such claims, up to but not exceeding the sum of $350,000, shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said nine (9) month period and an action shall have been commenced by Buyer against Seller within ten (10) months after Closing. Seller covenants and agrees to maintain a net worth of not less than Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) during such survival period and for so long as any claim properly asserted during such period remains pending.

As used in this Article IV, the term “Seller’s knowledge” or any similar phrase shall mean the actual, not constructive or implied, knowledge of Eugene A. Preston without any further obligation on such person’s part to make any independent investigation of the matters being represented and warranted, or to make any further inquiry of any other persons, or to search or examine any files, records, books or correspondence. Buyer acknowledges that such individual is named solely for the purpose of defining the scope of Seller’s knowledge and not for the purposes of imposing any liability on or creating any duties running from such individual to Buyer and Buyer agrees that such individual shall not have any liability under this Agreement or in connection with the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof as follows:

5.1 Ability To Perform. Buyer has the full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The person signing this Agreement on behalf of Buyer is authorized to do so.

5.2 No Impediments. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

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5.3 9/11 Dealings. Neither Buyer nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC (including those named on OFAC’s Specially Designated and Blocked Person List) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

5.4 ERISA. Buyer (i) is not a party in interest to the Ohio Public Employees Retirement System (“OPERS”) as referred to in Section 145.113 of the Revised Code of Ohio, and (ii) is not a related person to OPERS as referred to in Section 145.112 of the Revised Code of Ohio.

5.5 Survival of Buyer’s Representations and Warranties. The representations and warranties of Buyer set forth in Sections 5.1, 5.2 and 5.3 shall survive Closing for a period of nine (9) months and no claim for a breach of any such representation or warranty of Buyer shall be actionable or payable unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Buyer prior to the expiration of said nine (9) month period and an action shall have been commenced by Seller against Buyer within ten (10) months after Closing. The representations and warranties of Buyer set forth in Section 5.4 shall survive Closing and shall be a continuing representation and warranty without limitation.

ARTICLE VI

OBLIGATIONS OF SELLER PRIOR TO CLOSING

Seller covenants that between the Effective Date and the Closing:

6.1 Maintenance of Insurance. Seller shall maintain replacement cost insurance against fire and all other hazards covered by standard All-Risk coverage. The risk of loss in and to the Property shall remain vested in the Seller until the Closing.

6.2 New Leases and Lease Amendments. Prior to the expiration of the Property Inspection Period, Seller shall not without Buyer’s consent, which consent shall not be unreasonably withheld or delayed, (a) enter into any new leases, (b) amend, renew or extend any of the Leases, or (c) terminate any Lease except by reason of default by the tenant thereunder. After the expiration of the Property Inspection Period, Buyer’s consent to any of the foregoing may be granted or withheld in Buyer’s sole discretion.

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6.3 Continuation of Service Contracts. Seller shall not modify or amend any Service Contract or enter into any new Service Contract respecting the Property unless the same is terminable without penalty by the then owner of the Property upon not more than thirty (30) days’ notice. Those Service Contracts which Buyer has elected to assume shall be assigned and assumed pursuant to the Assignment of Contracts, Guaranties and Warranties at Closing. Any costs associated with such assignment shall be Seller’s responsibility.

6.4 Estoppel Certificates; SNDAs. Seller shall request that each tenant of the Property execute an estoppel certificate, each such certificate to be substantially in the form attached hereto as Exhibit 6.4 or as otherwise required by such tenant’s Lease. Receipt of estoppel certificates from all of the tenants of the Property shall be a condition to Buyer’s obligation to purchase the Property, provided, however, failure to obtain such estoppel certificates shall not be considered a default by Seller. If one or more estoppel certificates are not received at least one (1) Business Day prior to Closing, the Closing Date shall be extended to the date which is one (1) Business Day after receipt of estoppel certificates from all tenants of the Property; provided, however, if such estoppel certificates are not received on or before May 10, 2014, either Seller or Buyer may terminate this Agreement; provided, however, that Buyer shall have the option of waiving this condition to Closing. Provided Buyer delivers to Seller Buyer’s lender’s form of subordination, non-disturbance and attornment agreement (“SNDA”), Seller shall promptly deliver same to each tenant; provided, however, that Buyer’s (or Buyer’s lender’s) receipt, from any tenant, of an executed SNDA shall not be a condition of Buyer’s obligation to close hereunder.

ARTICLE VII

THE CLOSING

7.1 Closing. Except as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before April 11, 2014 (the “Closing Date”) through an escrow closing conducted by Escrow Agent. At the Closing Buyer and Seller shall perform their respective obligations as set forth in Sections 7.2 and 7.3 hereof, the performance of such obligations being concurrent conditions. In addition Buyer and Seller shall execute such transfer statements and returns, closing statements, acknowledgments and other ministerial instruments and take such further actions as may be reasonably necessary to complete the transactions contemplated by this Agreement. The recordation and filing of documents and instruments with registries of deeds and other government instrumentalities in New Jersey shall be attended to by the Escrow Agent.

7.2 Seller’s Closing Obligations. At the Closing, Seller shall deliver the following to Buyer:

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(a) A bargain and sale deed (the “Deed”) substantially in the form of Exhibit 7.2(a) in recordable form conveying the Land and Buildings to Buyer subject only to the Permitted Exceptions.

(b) A bill of sale (the “Bill of Sale”) substantially in the form of Exhibit 7.2(b) transferring title to the Personal Property to Buyer without warranty of title or use and without warranty, express or implied, as to merchantability or fitness for any purpose.

(c) An assignment and assumption of leases (the “Assignment of Leases”) substantially in the form of Exhibit 7.2(c) to Buyer from and after the Closing, by which Buyer shall assume all obligations of the landlord under the Leases, including, without limitation, the obligation to pay for all tenant improvements set forth in the Leases and any brokerage commissions, leasing fees, tenant concessions or other costs associated with the Leases which become due and payable on or after the Closing, and shall indemnify Seller from and against claims arising under the Leases with respect to time periods after the Closing.

(d) Original copies, where available, of the due diligence materials made available to Buyer under Section 3.5 hereof.

(e) Originals of the Leases, to the extent in Seller’s possession, and, if applicable, appropriate instruments of transfer or assignment with respect to any lease security which is other than cash.

(f) An assignment of the Service Contracts that Buyer has notified Seller that it has elected to assume and which are assignable by Seller and all then effective assignable Intangibles and Warranties, including without limitation guaranties and warranties made by any person for the benefit of Seller and in the possession or under the control of Seller with respect to the Property or any of its components (the “Assignment of Contracts”) substantially in the form of Exhibit 7.2(f).

(g) Such affidavits and indemnities as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions for parties in possession (other than tenants under the Leases) and mechanics’ liens.

(h) Original letters, executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct and original letters, executed by Seller, advising the vendors under any assumed Service Contracts of the sale of the Property.

(i) A certificate executed by Seller to the effect that all of the representations and warranties set forth in Article IV remain true and correct as of the Closing Date except to the extent the same may have changed in accordance with the terms and conditions of this Agreement. Such certificate shall expressly state that it is made subject to the limitations

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of survival and rights with respect thereof set forth in Article IV of this Agreement. If Seller discovers that any of the representations or warranties made by Seller in Article IV of this Agreement were not on the date hereof or are not on the date of Closing true and correct in all material respects, Seller shall include such state of facts in such certificate as shall be necessary or appropriate to make such representations and warranties true and correct in all material respects as of the date hereof and as of the date of Closing. If, as a result of any disclosures made in such certificate, the warranties and representations set forth in this Agreement were not on the date hereof or are not on the date of Closing true and correct in all material respects for any reason other than the occurrence of an event expressly permitted hereunder, the Buyer’s sole remedy shall be either to (i) close without adjustment of the Purchase Price and without the right to make any claim against Seller or (ii) terminate this Agreement in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except to the extent that any rights or obligations set forth herein expressly survive termination of this Agreement.

(j) Evidence reasonably acceptable to Buyer and the Title Insurer as to the due authorization of the delivery of the Deed and other documents required by this Agreement to be executed by Seller.

(k) An affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act.

(l) All keys and access codes to the Property and property records, to the extent the same are within Seller’s possession or control.

(m) A closing statement reflecting the apportionments and adjustments provided for in Article VIII (the “Closing Statement”). The Escrow Agent shall be responsible for completing and providing to Seller a Form 1099S and to otherwise comply with Section 6045 of the Internal Revenue Code.

(n) An Affidavit of Consideration in accordance with Section 13.25 below.

7.3 Possession. At the time of Closing, Seller shall deliver full possession of the Property, subject only to the rights of the tenants under the Leases and the Permitted Exceptions.

7.4 Buyer’s Closing Obligations. At the Closing, Buyer shall:

(a) Deliver the Purchase Price to Seller as adjusted for apportionments under Article VIII.

(b) Instruct the Escrow Agent to record the Deed.

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(c) Deliver counterparts of the Closing Statement, the Assignment of Leases and the Assignment of Contracts executed by Buyer.

(d) Execute and deliver a certificate executed by Buyer to the effect that all of the representations and warranties set forth in Article V remain true and correct as of the Closing Date.

(e) Execute and, promptly following the Closing, cause to be delivered the Tenant Notice Letters.

(f) Deliver any other documents required by this Agreement to be executed or delivered by Buyer.

(g) Provide evidence reasonably acceptable to Seller and the Title Insurer as to the due authorization of the delivery of the documents required by this Agreement to be executed by Buyer.

7.5 Expenses. Buyer shall pay all costs and expenses associated with its due diligence review, its own counsel fees, any fees and other amounts charged by parties providing debt or equity financing to Buyer or by counsel to such parties, all title insurance premiums and costs, any survey costs, and one half of the Escrow Agent’s fee. Seller shall pay its counsel fees, any transfer and recording taxes, and one half of the Escrow Agent’s fee. Any other closing costs shall be allocated as is customary in the jurisdiction where the Property is located.

7.6 Use of Proceeds to Clear Title. Any outstanding mortgages, unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge, may be paid out of the proceeds of the monies payable at the Closing.

ARTICLE VIII

APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

8.1 Apportionments. The following apportionments, calculated as of the close of business on the day prior to the Closing Date, shall be made between the parties at the Closing (to the extent that such expenses are not fully assumed by tenants under the Leases):

(a) Rent received by Seller prior to the Closing Date which is allocable to periods prior to the Closing Date shall be retained by Seller. Buyer shall receive a credit for the per diem value of rent received by Seller prior to the Closing Date which is allocable to periods from and after the Closing Date. Any rent received by Buyer after the Closing Date which is allocable to periods prior to the Closing Date shall be promptly forwarded

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by Buyer to Seller without offset or deduction; provided that amounts received from tenants by Buyer will be first applied to current charges (including collection costs), and the balance will be applied to amounts due Seller. Buyer shall bill and use commercially reasonable efforts to collect any rent arrearages in the ordinary course of business but shall not be obligated to engage a collection agency or take legal action to collect any receivables which Seller does not collect and Seller shall not have the right to seek and collect from tenants directly.

(b) If any tenants are required to pay charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature (“Additional Rent”) and any Additional Rent is collected by Buyer or Seller which is attributable in whole or in part to any period during which the respective party did not own the Property, such party shall promptly pay to the other party such other party’s proportionate share thereof, less a proportionate share of any reasonable attorneys’ fees, costs and expenses of collection thereof, which obligation shall survive the Closing.

(c) Prepaid and accrued operating expenses including real estate and personal property taxes, water charges, sewer rents and vault charges shall be apportioned on a per diem basis between Buyer and Seller using the most recent assessment, invoice, meter reading or billing. If the Closing shall occur before the current tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new rate is fixed, the apportionment of taxes shall be recomputed. Any net debit or credit resulting from such recomputation shall be paid promptly in cash, which obligation shall survive the Closing.

(d) Cash security deposits made by the tenant under the Lease shall be retained by Seller, with Buyer to receive a credit against the Purchase Price for the amount thereof. Security deposits consisting of letters of credit or other property shall be transferred to Buyer with any transfer costs paid by the applicable tenant or Seller.

(e) If any errors or omissions are made regarding adjustments and prorations as set forth above, the parties shall make the appropriate corrections promptly upon the discovery thereof, provided the same are discovered within nine (9) months after the Closing Date; or, with respect to property taxes, sixty (60) days after receipt by Buyer and Seller of the tax bill for the year of Closing. Any error or omission not discovered during that period shall not thereafter be subject to adjustment. Any net debit or credit resulting from such recomputation shall be paid promptly. The provisions of this Section shall survive the Closing.

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ARTICLE IX

FAILURE TO PERFORM

9.1 Defective Title or Condition. If Seller is unable to give title or to make conveyance of the Property, or if Seller is then otherwise in default hereunder, provided that Buyer has complied with all of its obligations hereunder, Buyer may elect, as its sole and exclusive remedy therefor, by written notice given to Seller at or before the Closing Date either (a) to accept such title as Seller can deliver to the Property in its then condition and to pay the full Purchase Price therefor, or (b) to declare Seller to be in default under this Agreement upon which Escrow Agent shall return the Deposit to Buyer and this Agreement shall be null and void and without further force or effect, or (c) if Seller has purposefully refused to convey the Property to Buyer, to seek specific performance of Seller’s obligations under this Agreement provided, however, that if specific performance is not available to Buyer as a result of any action taken by Seller, Seller shall reimburse Buyer for its actual out-of-pocket expenses related to the negotiation of this Agreement, the transactions contemplated hereby and Buyer’s due diligence up to a maximum amount of $25,000. If Buyer does not give Seller notice and commence a suit for specific performance within thirty (30) days of the scheduled Closing Date, Buyer shall be deemed to have waived its right to seek specific performance hereunder.

9.2 Casualty or Taking. Where the Property does not conform to the requirements of this Agreement due to casualty or taking, then,

(a) if the Property shall have been damaged by fire or casualty, Seller shall, unless Seller has previously restored the Property to its former condition, pay over or assign to Buyer, at the Closing, all amounts recovered or recoverable on account of Seller’s property insurance, less any amounts reasonably expended by Seller for partial restoration and an amount equal to Seller’s property insurance deductible; provided, however, (1) if the cost to restore the Property is in excess of $1,000,000, or (2) such casualty would give a tenant at the Property the right to terminate its lease (and such right is not waived in writing), or (3) such casualty is an uninsured (or underinsured, as determined by Buyer in its reasonable opinion) loss (and Seller elects not to credit Buyer with the amount of such uninsured or underinsured loss), or (4) Seller’s insurance company fails to recognize Buyer as a permitted assignee of amounts recoverable under such insurance (and Seller elects not to credit Buyer with such amounts), then Buyer shall have the option (i) to terminate this Agreement by delivering notice of such election to the Seller within ten (10) days of receipt of notice of such casualty upon which Escrow Agent shall return the Deposit to Buyer and this Agreement shall be null and void and without further force and effect, or (ii) to elect to close, in which event Seller shall pay over or assign to Buyer such amounts recovered or recoverable on account of such insurance and an amount equal to Seller’s property insurance deductible as set forth above; and

(b) if any portion of the Property shall have been taken by exercise of the power of eminent domain, the value of which is in excess of $1,000,000, or which would give a tenant at the Property the right to terminate its lease (and such right is not waived in writing), which would reduce the parking at the Property, which would render the Property in violation of, or legally non-conforming with respect to, any zoning ordinance

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or regulation, or which would materially and adversely affect access to the Property, Buyer shall have the option to (i) terminate this Agreement by delivering notice of such election to Seller within ten (10) days of receipt of notice of such taking upon which Escrow Agent shall return the Deposit to Buyer and this Agreement shall be null and void and without further force or effect or (ii) elect to close, in which event Seller shall pay over or assign to Buyer, at the Closing, all awards recovered or recoverable on account of such taking, less any amounts reasonably expended by Seller in obtaining such award.

9.3 Buyer’s Default. THE PARTIES ACKNOWLEDGE THAT IN THE EVENT THE SALE IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER IT IS IMPOSSIBLE TO COMPUTE EXACTLY THE DAMAGE THAT SELLER WOULD SUFFER DUE TO SUCH FAILURE. THE PARTIES HAVE TAKEN THESE FACTS INTO ACCOUNT IN SETTING THE AMOUNT OF THE DEPOSIT HEREUNDER AND AGREE THAT: (I) THE DEPOSIT IS THE BEST ESTIMATE OF THE DAMAGE SELLER WOULD SUFFER; (II) THE DEPOSIT REPRESENTS DAMAGE AND NOT ANY PENALTY AGAINST BUYER; AND (III) IF THIS AGREEMENT SHALL BE TERMINATED BY SELLER BECAUSE OF A DEFAULT UNDER THIS AGREEMENT BY BUYER, THE ESCROW AGENT SHALL PAY THE DEPOSIT TO SELLER AS ITS FULL AND LIQUIDATED DAMAGES IN LIEU OF ANY ADDITIONAL RECOVERY ON ACCOUNT OF BUYER’S DEFAULT. THE FOREGOING IS NOT INTENDED TO LIMIT ANY INDEMNITY OBLIGATIONS OF BUYER CONTAINED HEREIN AND SELLER RESERVES THE RIGHT TO SEEK REDRESS FROM THE BUYER FOR ANY BREACH OF SUCH OBLIGATIONS.

ARTICLE X

BROKERAGE

10.1 Brokerage Fees. Seller and Buyer mutually represent and warrant that CBRE, Inc. (the “Broker”) is the only broker with whom they have dealt in connection with this purchase and sale and that neither Seller nor Buyer knows of any other broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys’ fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

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ARTICLE XI

NOTICES

11.1 Notices. Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by hand delivery, (c) by certified mail, postage prepaid, return receipt requested, (d) by facsimile or email with confirmation of receipt (with a hard copy simultaneously sent by certified mail, by hand or by overnight courier), or (e) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

To Seller:	c/o Dermody Properties
5500 Equity Avenue
Reno, NV 89502
Attention: Douglas Lanning
Fax: 775-856-0831
dlanning@dermody.com

with copies to:	c/o Dermody Properties
One Tower Bridge
100 Front Street, Suite 265
West Conshohocken, PA 19428
Attention: Eugene A. Preston
Fax: 610-834-3702
gpreston@dermody.com

and

c/o Great Point Investors, LLC
Two Center Plaza, Suite 410
Boston, MA 02108
Attention: Joseph A. Versaggi
Fax: 617-526-8810
jversaggi@gpinvestors.com

and

Lerner & Holmes PC
Two Center Plaza, Suite 415
Boston, MA 02108
Attention: Joel D. Lerner, Esq. and Faith
Glickman Rossi, Esq.
Fax: 617-443-9471
jlerner@lh-law.com and fgrossi@lh-law.com

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To Buyer:	c/o Deutsche Asset & Wealth Management
345 Park Avenue, 26th floor
New York, NY 10159
Attn: Terence P. Callahan
Fax: 212-454-6606
terence.callahan@db.com

with a copy to:	Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309
Attn: James G. Farris, Jr., Esq. and Randy H.
Luffman, Esq.
Fax: 404-881-7777
jay.farris@alston.com and
randy.luffman@alston.com

ARTICLE XII

DISCLAIMERS AND WAIVERS

12.1 No Reliance. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) Buyer shall be responsible for conducting its own inspections and investigations of the Property and for obtaining any reports thereon which it deems necessary, (b) any environmental, engineering or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (c) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and reports commissioned by Buyer with respect thereto, and (d) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report.

12.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY OF THE CLOSING DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR

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REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, LEASING, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT AT THE CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITION THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS SUBSTANCES ON, IN, UNDER OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. AT THE CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, EXCEPT AS EXPRESSLY OTHERWISE PROVIDED HEREIN, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS,

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DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER AND THAT BUYER SHALL HAVE NO CLAIM, INCLUDING, WITHOUT LIMITATION, ANY STATUTORY CLAIMS OR CLAIMS FOR CONTRIBUTION OR JOINT LIABILITY, AGAINST SELLER (OR SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY (INCLUDING THE FOREGOING RELEASE), (A) BUYER SHALL HAVE THE RIGHT TO DEFEND (BUT BUYER HAS NO RIGHT TO ASSERT, FILE OR OTHERWISE PROCEED WITH A CONTRIBUTION, INDEMNITY OR OTHER CLAIM AGAINST SELLER) GOVERNMENT AND THIRD-PARTY CLAIMS BY ALLEGING THAT SELLER (OR SOMEONE ACTING ON SELLER’S BEHALF), NOT BUYER, IS LIABLE FOR SUCH CLAIMS AND BUYER HAS NO OBLIGATION TO INDEMNIFY SELLER FOR GOVERNMENTAL OR THIRD PARTY CLAIMS ASSERTED BEFORE OR AFTER THE CLOSING AS A RESULT OF ANY ACT OR OMISSION TAKEN OR FAILED TO BE TAKEN BY OR ON SELLER’S BEHALF PRIOR TO THE CLOSING AND (B) THE RELEASE SHALL NOT APPLY TO CLAIMS MADE BY TENANTS OF THE PROPERTY (1) WHO DID NOT DELIVER AN ESTOPPEL CERTIFICATE TO BUYER AND (2) WHO ALLEGE DEFAULTS BY SELLER, AS LANDLORD, RELATED TO THE PERIOD OF SELLER’S OWNERSHIP OF THE PROPERTY.

12.3 Effect and Survival of Disclaimers. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Property takes into account that the Property is being sold subject to the provisions of this Article XII. Seller and Buyer agree that the provisions of this Article XII shall survive Closing.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 No Assignment. This Agreement and the rights of Buyer hereunder may not be transferred or assigned in whole or in part to any other party, whether by voluntary action or by judicial order; provided, however, Buyer may, without Seller’s consent, assign this Agreement to (i) an entity that is directly controlled by Buyer or its principals or a nominee of such entity or (ii) an entity controlled by one or more of the institutional investors for which Buyer or one of its affiliates is then acting as investment manager (a

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“Separate Account”) or a nominee of a Separate Account. Buyer shall notify Seller of an assignment which does not require Seller’s consent at least five (5) Business Days prior to the Closing Date. No assignment shall relieve Buyer of any of its obligations under this Agreement.

13.2 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

13.3 Confidentiality.

(a) All information (collectively, “Inspection Material”) acquired by Buyer or any employee, officer, director, shareholder, owner, affiliate, agent or representative of a party (collectively, such party’s “Representatives”) with respect to the Property, whether delivered by Seller or any of its Representatives or obtained by Buyer as a result of its inspection of the Property, examination of Seller’s files or otherwise shall be used solely for the purpose of determining whether or not the Property is suitable for Buyer’s purposes and for no other reason. All Inspection Material shall be kept in strict confidence and shall not be disclosed to any individual or entity other than those Representatives of Buyer who need to know the information for the purpose of assisting Buyer in making such determination, it being understood and agreed by Buyer that such Representatives shall be informed by Buyer of the confidential nature of the Inspection Material and that Buyer shall cause them to treat such information confidentially. Without limiting the foregoing, the Inspection Material will not be used by Buyer in any way detrimental to the Seller or any tenant or occupant of the Property and will be used solely for the purpose of evaluating a possible acquisition of the Property by Buyer. Without the prior written consent of Seller, Buyer will not, and will direct all of its Representatives not to, disclose to any individual or entity either the fact that discussions or negotiations are taking place concerning any possible purchase of the Property or any of the terms, conditions or other facts with respect thereto, including the status thereof. Notwithstanding the foregoing, Seller acknowledges that Buyer may release the material terms of this transaction, including without limited to this Agreement for Purchase and Sale, solely to satisfy its 8-K Filing requirement.

(b) Buyer will indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense Seller may suffer or incur as a result of the disclosure of any Inspection Material to any individual or entity other than an appropriate Representative of Buyer and/or the use of any Inspection Material by Buyer or any Representative thereof for any purpose other than as herein provided.

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(c) If Buyer shall elect to terminate this Agreement pursuant to Article III hereof or if the Closing shall fail to take place for any other reason whatsoever, Buyer will, promptly following Seller’s request therefor, return to Seller all Inspection Material in the possession of Buyer or any of its Representatives and destroy all copies, notes or extracts thereof as well as all copies of any analyses, compilations, studies or other documents prepared by Buyer or for its use (whether in written form or contained in database or other similar form) containing or reflecting any Inspection Material. The delivery or redelivery of the Inspection Material, as the case may be, to Seller shall not relieve Buyer of its obligations hereunder. It is understood and agreed that with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Buyer, such Deposit shall not be returned to Buyer unless and until Buyer has fulfilled its obligation to return to Seller the materials described in the preceding sentence.

(d) In the event of a breach or threatened breach by Buyer or its Representatives of this Section 13.3, Seller shall be entitled to an injunction restraining Buyer or its Representatives from disclosing, in whole or in part, any Inspection Material. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 13.3 shall not survive the Closing, but shall continue in full force and effect notwithstanding the prior termination of this Agreement pursuant to any right of termination granted herein or otherwise.

13.4 Public Disclosure. Except as set forth in Section 13.3 above, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Buyer and Seller and their respective counsel; provided, however, that in the event of a Closing hereunder, the foregoing shall only be applicable to the Purchase Price and the identity of the investors in Seller.

13.5 No Recording. Buyer agrees that neither this Agreement nor any memorandum thereof may be recorded and that any such recordation shall, at Seller’s election, relieve Seller of any obligation to convey the Property to Buyer.

13.6 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

13.7 Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer.

13.8 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

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13.9 Business Day. In the event that the date for delivery of any notice or the performance by any party of any obligation of such party under this Agreement, including, without limitation, the expiration date of the Property Inspection Period or the Closing, shall occur on a Saturday, Sunday or other legal holiday recognized in Massachusetts or in the municipality or county in which the Premises is located (a “Non-business Day”), the time for delivery of such notice or performance of such obligation shall be the next day which is not a Non-business Day (a “Business Day”).

13.10 Attachments. If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such schedule or rider shall prevail. All attached schedules are hereby incorporated as integral parts of this Agreement.

13.11 Records. Buyer shall cooperate with Seller for a period of one (1) years after Closing by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records transferred to Buyer in connection with this Agreement, which right shall survive the Closing. Seller shall provide reasonable access to its books and records with respect to the Property to Buyer and its auditors for a period of ninety (90) days after Closing.

13.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Buyer shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Buyer with respect to the Property. The provisions of this Section shall survive Closing.

13.13 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement so long as the intent of the parties can be reasonably accomplished thereby.

13.14 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

13.15 Limited Liability. Neither the members, managers, officers, employees, partners, advisors or agents of Seller, nor the shareholders, officers, directors, employees or agents of any of them, shall be liable under this Agreement and all parties shall look solely to the assets of Seller for the payment of any claim or the performance of any obligation by Seller. Neither the members, managers, officers, employees, partners, advisors or agents of Buyer, nor the shareholders, officers, directors, employees or agents of any of them shall be liable under this Agreement, and all parties shall look solely to the assets of buyer for the payment of any claim or the performance of any obligation by Buyer.

25

13.16 No Third Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party. Accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

13.17 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

13.18 Termination of Agreement. It is understood and agreed that if either Buyer or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Buyer from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

13.19 Merger. Except as otherwise specifically provided in this Agreement, the delivery of the deed by Seller, and the acceptance thereof by Buyer, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder. Except as otherwise specifically provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing.

13.20 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New Jersey. Seller and Buyer hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State of New Jersey in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the State of New Jersey. Buyer and Seller agree that the provisions of this Section shall survive the Closing of the transaction contemplated by this Agreement.

13.21 Time of the Essence. Time is of the essence of this Agreement and of each provision in which time is an element.

13.22 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT AND ALL MATTERS CONTEMPLATED HEREBY.

26

13.23 Litigation; Attorneys’ Fees. In the event of litigation between the parties with respect to the Property or this Agreement, the losing party shall pay the reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys’ fees and costs. The provisions of this Section 13.23 shall survive Closing.

13.24 New Jersey Bulk Sales Act. Within one (1) Business Day of the expiration of the Property Inspection Period (and provided Buyer has not terminated this Agreement), Seller shall prepare and deliver to Buyer an executed Asset Transfer Tax Declaration (Form TTD) as required by the New Jersey Division of Taxation. Buyer shall submit a Notice of Sale (Form C-9600) and such other forms, together with a copy of this Agreement, to the NJ Division of Taxation at least ten (10) Business Days prior to the Closing Date in accordance with the provisions of the NJ bulk sales law, N.J.S.A. 54:50-28 and 50-38, and applicable regulations. If the Division of Taxation requires that an escrow be held on account of any taxes, such amount shall be held in escrow from the closing proceeds by Escrow Agent pursuant to an escrow agreement reasonably acceptable to Seller and Buyer. Receipt from the Division of Taxation of a letter setting forth the amount of the required escrow shall be a condition of Closing. Seller shall be solely responsible for all taxes, interest and penalties due and owing to the State of New Jersey by Seller. Pursuant to the terms of the escrow agreement, upon receipt of notice of the sums owed to the State of New Jersey, if any, Escrow Agent will be authorized to disburse such amounts from the escrow in satisfaction of such outstanding obligation. The escrow established shall not terminate until the requirements of the Division of Taxation in establishing the escrow have been satisfied as evidenced by a clearance letter. Any monies remaining in such escrow shall be promptly refunded to Seller upon issuance of a clearance letter. The provisions of this Section 13.24 shall survive the Closing.

13.25 New Jersey “Mansion Tax”. Seller shall provide to Buyer at Closing an “Affidavit of Consideration for Use by Seller” indicating that the Property is Class 4B to support Buyer’s position that the conveyance is not subject to New Jersey’s so-called “Mansion Tax “ pursuant to N.J.S.A. 46:15-7.2.

13.26 ISRA Compliance. Seller and Buyer acknowledge and agree that the transfer contemplated herein is not subject to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder.

13.27 Know Your Customer. Within three (3) Business Days after the Effective Date Seller shall complete and deliver to Buyer the “Know Your Customer” form attached hereto as Exhibit 13.27.

[Remainder of page intentionally left blank]

27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

DP 1109 COMMERCE LLC

By:	DP Partners Commerce Holdings, LLC, Managing Member

	By:	Dermody Properties, LLC, its Sole Member

		By:	/s/ Michael Dermody
			Name:	Michael C. Dermody
			Title:	Chief Financial Officer

BUYER:

RREEF AMERICA L.L.C.

By:	/s/ Terence P. Callahan
Name:	Terence P. Callahan
Title:	Vice President – Transactions

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Serena Lang
Name:	Serena Lang
Title:	Underwriter
File No: 657614

Signature Page to Purchase and Sale Agreement

SCHEDULE A

DESCRIPTION OF PROPERTY

LOT 18

Real property in the Township of Logan, County of Gloucester, State of New Jersey, described as follows:

ALL THAT CERTAIN lot or piece of ground, situate in Logan Township, Gloucester County, New Jersey more fully described as follows:

Beginning at a point of intersection on the proposed Southerly right-of-way line of Center Square Road, County Route No. 620 (79.00 feet wide) with the Southernmost division line of Block 44 Lot 7.05 (n/f Freightliner Corp.) and proposed Lot 5.04; and extending thence

(1) Along said right-of-way line N 47°48’47” W, a distance of 510.20 feet to a point; thence

(2) Leaving said right-of-way line, and along a curve concave to the South, having a radius of 40.00 feet, an arc length of 62.83 feet, a central angle of 89°59’29” and a chord bearing of S 87°11 28” W to a point of tangency; thence

(3) S 42°11’44” W, a distance of 16.01 feet to a point of curvature; thence

(4) Along a curve, concave to the East, having a radius of 378.00 feet, an arc distance of 48.06 feet, a central angle of 07°17’07” and a chord bearing S 38°33’10” W to a point of tangency; thence

(5) S 34°54’37” West, a distance of 110.18 feet to a point of curvature; thence

(6) Along a curve concave to the Northwest, having a radius of 466.00 feet, an arc distance of 74.45 feet, a central angle of 09°09’16” and a chord bearing of S 39°29’15” W to a point of tangency; thence

(7) S 44°03’51” W, a distance of 504.45 feet to a point; thence

(8) Leaving said right-of-way line, S 45°56’09” E, a distance of 520.00 feet along the division line of Block 44, Lot 5.04 and 5.01 to a point; thence

(9) Along the division line of Block 44, Lot 7.05 (n/f Freightliner Corp.) and Lot 5.04, N 44°03’51” E, a distance of 809.18 feet (erroneously shown as 765.34 feet on Filed Plan) to the Point and Place of BEGINNING.

LOT 19

Real property in the Township of Logan, County of Gloucester, State of New Jersey, described as follows:

ALL THAT CERTAIN lot or piece of ground, with the improvements thereon erected, situate in Logan Township, Gloucester County, New Jersey more fully described as follows:

Beginning at a point on the southeasterly right-of-way line of Commerce Boulevard (right-of-way varies), said point being the following 6 courses and distances from the intersection of the centerline of Commerce Boulevard, with the extended centerline of Sharptown Road (60.00 feet wide) and the centerline of center Square Road, County Route No. 620 (79.00 feet wide);

(a) Leaving said intersection, S 42°11’44” W, a distance of 100.00 feet to a point of curvature; thence

(b) Along a curve concave to the east, having a radius of 422.00 feet, an arc length of 53.66 feet and a central angle of 07°17’07” to a point of tangency; thence

(c) S 34°54’37” W, a distance of 110.18 feet to a point of curvature; thence

(d) Along a curve concave to the west, having a radius of 422.00 feet, an arc length of 67.42 feet and a central angle of 09°09’14” to a point of tangency; thence

(e) S 44°03’51” W, a distance of 504.45 feet to a point; thence

(f) Leaving said centerline, S 45°56’09” E, a distance of 44.00 feet to a point on the right-of-way line of Commerce Boulevard and being the point of BEGINNING; and extending thence

(1) Leaving said right-of-way, S 45°56’09” E, a distance of 520.00 feet along the division line of Block 44, Lots 5.01 and 5.04 to a point; thence

(2) Along the division line of Block 44, Lot 7.05 (n/f Freightliner Corp.) and Lot 5.01, S 44°03’51” W a distance of 697.90 feet to a point; thence

(3) Continuing along same, S 30°32’48” E a distance of 166.83 feet to a point; thence

(4) Along the division line of Block 44, Lots 5.01 and 5.03, S 37°46’45” W a distance of 302.51 feet to a point on the easterly right-of-way line of Proposed Road “B” (60.00 feet wide); thence

(5) Along a curve concave to the west and last described line being radial, having a radius of 60.00 feet, an arc length of 36.78 feet and a chord bearing of N 69°46’48” W to a point of compound curvature; thence

(6) Along a curve concave to the East, having a radius of 60.00 feet, an arc distance of 43.36 feet and a chord bearing of N 6638’05” W to a point of tangency; thence

(7) N 45°55’47” W a distance of 342.53 feet to a point of curvature; thence

(8) Along a curve concave to the East having a radius of 545.00 feet, an arc length of 329.56 feet and a chord bearing of N 28°36’23” W to a point of tangency; thence

(9) N 11°16’59” W, a distance of 40.63 feet to a point of curvature; thence

(10) Along a curve concave to the South having a radius of 40.00 feet, an arc length of 56.85 feet and a chord bearing of N 29°26’04” E to a point of reverse curvature; thence

(11) Along the Southerly curved right-of-way of Commerce Boulevard, concave to the North, having a radius of 430.00 feet, an arc length of 195.80 feet and a chord bearing of N 57°06’25” E to a point of tangency; thence

(12) N 44°03’51” E, continuing along the South right-of-way line of Commerce Boulevard, a distance of 393.24 feet to a point; thence

(13) N 46°52’35” E along said Southerly right-of-way line of Commerce Boulevard, a distance of 285.34 feet to a point; thence

(14) N 44°03’51” E along said Southerly right-of-way line of Commerce Boulevard, a distance of 34.85 feet to the point and place of BEGINNING.

EASEMENT TRACTS

Easement Tract I

Easements for the use of the Common Internal Private Road System, Common Utility and Service Facilities, Common Electric Service Equipment, Common Product Transmission Lines, Pureland Easement Area as such easements are created in that certain Declaration of Environmental Standards, as contained in Deed Book 1250, Page 560; as modified by Amendment as contained in Deed Book 1356, Page 219; and in that certain Declaration of Reciprocal Easement as contained in Deed Book 1250, Page 608; as modified by Amendment as contained in Deed Book 1356, Page 182.

Easement Tract II

Easement for the Common Rail Easement, as such easement is created in that certain Rail Easement Agreement between State Mutual Life Assurance Company of America, a Massachusetts corporation, and Shell Oil Company, a Delaware corporation, as contained in Deed Book 2185, Page 114.

Easement Tract III

Common Easements as defined under “Article V. Easements” as contained in the Declaration of Restrictions for Northeast Business center by TH/NEBC, L.P., a Texas limited partnership, as contained in Deed Book 2765, Page 215.

Easement IV

Drainage Easement Agreement, between TH/NEBC, L.P., a Texas limited partnership and First Security Bank, National Association, not Individually, but solely as Owner Trustee, under TD 1996 Real Estate Trust, a Florida trust created pursuant to a Trust Agreement dated as of April 26, 1996, and as contained in Deed Book 2765, Page 257.

Easement V

Easement for access and utilities as created by the Deed of Easements between TH/NEBC, L.P., a Texas limited partnership and CRI Industrial Development, LP, a Texas limited partnership, dated August 29, 1997, recorded in Deed Book 2801, Page 155, Real Property Records of the Clerk of Gloucester County, New Jersey.

SCHEDULE B

PERSONAL PROPERTY

None

B - 1

SCHEDULE C

SCHEDULE OF LEASES

Performance Food Group

Confidentiality and Non-Disclosure Agreement dated April 8, 2011

Lease dated June 13, 2011

Supplemental Letter to Lease dated June 13, 2011

Landlord Lien Subordination Agreement dated June 13, 2011

Subordination, Non-Disturbance and Attornment Agreement dated approximately August, 2011

Mission Produce

Lease dated April 11, 2013

Subordination, Non-Disturbance and Attornment Agreement dated June 18, 2013

Tenant Estoppel Certificate dated October 14, 2013

First Amendment to Lease dated November 4, 2013

C - 1

SCHEDULE C-1

RENT ROLL

Database: Bldg Status:	GREATPOINT All	Rent Roll 1109 Commerce Boulevard 3/7/2014	Page: Date: Time:	1 3/7/2014 12:20 PM

						Annual	Monthly		Monthly	Future Rent Increases
Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Rate PSF	Cost Recovery	Expense Stop	Other Income	Cat	Date	Monthly Amount	PSF
Occupied Suites
LINE01 -100	Performance Food Group	9/1/2011	12/31/2021	159,627	64,943.00	4.88	19,601.00			RNT	9/1/2014	66,567.00	5.00
										RNT	9/1/2015	68,231.00	5.13
										RNT	9/1/2016	69,937.00	5.26
										RNT	9/1/2017	71,685.00	5.39
										RNT	9/1/2018	73,477.00	5.52
										RNT	9/1/2019	75,314.00	5.66
										RNT	9/1/2020	77,197.00	5.80
										RNT	9/1/2021	79,127 00	5.95
LINE01 -10	Mission Produce a Calf Corp	8/1/2013	1/31/2029	100,283	34,263.36	4.10	12,314.00			RNT	2/1/2015	35,034.28	4.19
										RNT	2/1/2016	35,822 56	4.29
										RNT	2/1/2017	36,628.56	4.38
										RNT	2/1/2018	37,452.71	4.48
										RNT	2/1/2019	38,295.39	4.58
										RNT	2/1/2020	39,157.04	4.69
										RNT	2/1/2021	40,038.07	4.79
										RNT	2/1/2022	40,938.93	4.90
										RNT	2/1/2023	41,860.05	5.01
										RNT	2/1/2024	42,801.91	5.12
										RNT	2/1/2025	43,764.95	5.24
										RNT	2/1/2026	44,749.66	5.35
										RNT	2/1/2027	45,756.53	5.48
										RNT	2/1/2028	46,786.05	5.60
Totals:	Occupied Sqft:	100 00%	2 Units	259.910	99,206.36		31,915.00		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:		0 Units	0
	Total Sqft:		2 Units	259,910	99,206.36
Total 1109 Commerce Boulevard:
	Occupied Sqft;	100.00%	2 Units	259,910	99,206.36		31,915.00		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:		0 Units	0
	Total Sqft;		2 Units	259,910	99,206.36
Grand Total:
	Occupied Sqft:	100.00%	2 Units	259,910	99,206.36		31,915.00		0.00
	Leased/Unoccupied Sqft:		0 Units	0
	Vacant Sqft:		0 Units	0
	Total Sqft:		2 Units	259,910	99,206.36

C - 2

SCHEDULE D

SERVICE CONTRACTS

List of Service

Contracts

1109 Commerce

Center

Vendor	Description of Work	Expiration	Cancellation
Necco Security Company	Monitoring for Fire Alarm	November 30, 2014	30 days’ notice by either party
AMC	Fire Life Safety	December 31, 2014	30 days’ notice by either party
Excell Maintenance	Landscaping Project	November 1, 2014	30 days’ notice by either party
Excell Maintenance	Parking Lot Sweeping	December 31, 2014	30 days’ notice by either party
Excell Maintenance	Snow Removal	April 1, 2015	30 days’ notice by either party

D - 1

EXHIBIT 6.4

FORM OF TENANT ESTOPPEL CERTIFICATE

BUYERNAME

___________________

___________________

Attn:

Re:	Suite:
Tenant:

Gentlemen:

You are hereby advised that the undersigned is the Tenant and present occupant of a portion of those certain premises comprising real property and improvements thereon known as                     , in the City of                     , State of                     (the “Premises”). The undersigned hereby warrants:

1.	The Premises are leased under the provisions of a lease agreement dated , 20 [PLEASE LIST ALL AMENDMENTS AND SIDE LETTERS IN DESCRIPTION]. The lease agreement is valid and in existence as executed, except as amended by document(s) dated , copy(ies) of which is (are) attached hereto, which contain all of the understandings and agreements between Landlord and Tenant (herein collectively referred to as the “Lease”). Except as expressly disclosed in the Lease, Tenant has not entered into any other agreement (written or oral) with Landlord or any affiliates of Landlord, including but not limited to, any agreements regarding terminating the Lease, waiving or abatement of rent, providing loans or other assistance to Tenant or any affiliate thereof, or paying any incentives to Tenant or any affiliate thereof for entering in to the Lease (other than as set forth in the Lease).

Tenant’s leased Premises occupy                     square feet.

2.	The commencement date of the term of the Lease is , 20 , and the expiration date is , 20 ; and the undersigned’s obligation to pay rent has commenced.

3.	The Lease provides for an option to renew the Lease term as follows:

                                                                                                                                                                                                                                                            ,

at a rental of $            .

4.	The Lease provides for rent payable as follows:

(a)	Current minimum fixed monthly rent: $ with future escalations as follows:

EX. 6.4 - 1

(b)	The Lease provides for the Tenant to pay [DESCRIBE HOW OPERATING EXPENSES ARE PAID: % of any increase in property operating expenses including but not limited to insurance and real property taxes in excess of the 20 base year operating expenses of $ . [REVISE IF LEASES ARE NOT CALCULATED ON A BASE YEAR]

(c)	All rent concessions, including, but not limited to, any rent credits, rent abatements, free rent and any application of unused tenant improvement allowances to Tenant’s rent obligations, have been fully utilized and have expired except for the following: .

(d)	All tenant allowances (including relocation costs) due from Landlord have been received by Tenant except for the following: .

(e)	No rent has been paid by Tenant in advance under the Lease for more than thirty (30) days, except for the minimum monthly rent that became due for the current month. The minimum monthly rent has been paid through , 20 .

5.	The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

7.	The Lease contains no option to purchase or preferential right to purchase all or any part of the Premises or all or any part of the building or project of which the Premises are a part.

8.	Initial balance of Tenant’s Security Deposit:

Current unapplied balance of Tenant’s Security Deposit:

9.	The undersigned is not in default under the Lease and is current in the payment of any taxes, utilities, common area maintenance payments, or other charges required to be paid by the undersigned.

10.	The improvements and space required to be furnished according to the Lease have been duly delivered by the Landlord and accepted by the Tenant. Landlord’s obligations to pay for tenant improvements, if any, have been satisfied.

11.	The undersigned has no set-off against the Landlord, nor does the undersigned assert any claim against the Landlord for any failure of performance of any of the terms of said Lease, and there are no defaults by the Landlord, including, without limitation, defaults relating to the design, condition and tenant uses of the shopping center of which the Premises are a part.

EX. 6.4 - 2

The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

12.	The following is (are) guarantor(s) of Tenant’s obligation under the Lease: and the address of the guarantor(s) is:

13.	Tenant has not commenced and is currently not a debtor in any bankruptcy proceeding.

14.	Address for notices to Tenant under the Lease:

The undersigned makes this statement for your benefit and protection with the understanding that you (and any assignee of your right to purchase the Premises and any of you or your assignee’s lenders making a loan secured by the Premises) intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you (or your assignee) or to any agent acting on behalf of you (or your assignee).

Dated:                     , 2014

“TENANT”

(Signature)

(Title)

EX. 6.4 - 3

EXHIBIT 7.2(a)

FORM OF DEED

This instrument prepared by:

______________________

            , Esq.

RECORD AND RETURN TO:

DEED

This Deed is made on                              , 2014.

BETWEEN

DP 1109 COMMERCE LLC, a Delaware limited liability company, having an office at             (the “Grantor”)

AND

            , a             , having an office at             (the “Grantee”).

Transfer of Ownership. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of $            . The Grantor acknowledges receipt of this money.

Tax Map Reference. (N.J.S.A.             ) Township of             , Gloucester County, Lot     , Block             .

Property. The property consists of the land and the building and improvements on the land in the             , County of Gloucester and State of New Jersey. The legal description is attached hereto as Exhibit A.

(See Exhibit A attached hereto and incorporated herein).

Being the same Property conveyed to Grantor herein by Deed from             , dated             , recorded             in Deed Book             at Page             . Commonly known as             .

Subject to easements, restrictions and agreements of record, the Permitted Exceptions set forth on Exhibit B attached hereto, and such state of facts as an accurate survey may disclose.

EX. 7.2(a)-1

Promises Grantor. The Grantor promises that except for easements, restrictions and agreements of record, Grantor has done no act to encumber the Property. This promise is called a “covenant as to grantor’s acts” (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, restrictions and other matters of record in the office of the County Recorder of Gloucester County, New Jersey.

Signatures. The Grantor signs this Deed as of the date at the top of the first page.

WITNESS:	GRANTOR:

DP 1109 COMMERCE LLC,
a Delaware limited liability company

	By:	DP Partners Commerce Holdings, LLC,
Managing Member

		By:	Dermody Properties, LLC, its Sole Member

By:
Name:
Title:

State/Commonwealth of	)
	)	ss.
County of	)

On this             day of             2014, before me, the undersigned notary public, personally appeared             ,             of Dermody Properties, LLC, the Sole Member of DP Partners Commerce Holdings, LLC, the Managing Member of DP 1109 Commerce LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, which was a valid driver’s license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as             of Dermody Properties, LLC, the Sole Member of DP Partners Commerce Holdings, LLC, the Managing Member of DP 1109 Commerce LLC.

Notary Public:
My Commission Expires:

EX. 7.2(a) - 2

Exhibit A

Legal Description

EX. 7.2(a) - 3

Exhibit B

Permitted Exceptions

EX. 7.2(a) - 4

EXHIBIT 7.2(b)

FORM OF

BILL OF SALE

FOR VALUE RECEIVED, DP 1109 COMMERCE LLC, a Delaware limited liability company, having an address in care of                     (“Seller”), hereby sells, conveys and assigns to                     , a             , having an address of                     , all of Seller’s right, title and interest in and to all personal property located upon or used in the ownership, operation, management, maintenance and/or repair of that certain real property commonly known as 1109 Commerce Boulevard, Logan Township, New Jersey, and described in Schedule 1 attached hereto and incorporated herein by this reference and the improvements thereon (collectively, the “Personal Property”), which Personal Property shall include, without limitation, the items described on Schedule 2 attached hereto and incorporated herein by this reference.

TO HAVE AND TO HOLD the Personal Property unto the grantee and its successors and assigns forever.

Seller makes no representation or warranty, express or implied, of title, merchantablilty, fitness for a particular purpose, or otherwise except as set forth herein.

[Remainder of page intentionally left blank]

EX. 7.2(b) - 1

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on this      day of                     , 2014.

DP 1109 COMMERCE LLC,
a Delaware limited liability company

By:
Name:
Title:

EX. 7.2(b) - 2

Schedule 1 to Bill of Sale

LEGAL DESCRIPTION OF THE PROPERTY

EX. 7.2(b) - 3

Schedule 2 to Bill of Sale

DESCRIPTION OF ITEMS INCLUDED IN THE PERSONAL PROPERTY

None

EX. 7.2(b) - 4

EXHIBIT 7.2(c)

FORM OF

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment of Leases”) is effective as of the             day of             , 2014 (the “Transfer Date”), by and between DP 1109 COMMERCE LLC, a Delaware limited liability company (“Assignor”), and             , a             (“Assignee”).

As used herein the term “Leases” shall mean those certain leases listed on Exhibit A hereto relating to the premises known as 1109 Commerce Boulevard, Logan Township, New Jersey, as more fully described on Exhibit B hereto (the “Property”).

Assignor and Assignee hereby agree as follows:

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby agree as follows:

1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases as of the Transfer Date. Assignor hereby assumes full responsibility for all obligations and defaults of landlord under the Leases accruing to and including the Transfer Date. Assignor also agrees to defend, indemnify and hold Assignee harmless from any claims, liabilities or costs (including reasonable attorneys’ fees) arising from Assignor’s failure to perform said obligations.

2. Assignee hereby assumes all of Assignor’s right, title and interest in and to the Leases from and after the Transfer Date. Assignee hereby assumes full responsibility for all obligations of landlord under the Leases accruing from and after the day following the Transfer Date and Assignee hereby agrees to defend, indemnify and hold Assignor harmless from any claims, liabilities or costs (including reasonable attorneys’ fees) arising from Assignee’s failure to perform said obligations.

3. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses in such litigation, including, without limitation, reasonable attorneys’ fees and expenses. In addition to the foregoing award of attorneys’ fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys’ fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Assignment into any judgment on this Assignment.

4. This Assignment shall be binding on and inure to the benefit of the Assignee and Assignor and their respective heirs, executors, administrators, successors-in-interest and assigns.

EX. 7.2(c) - 1

5. This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

6. Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under that certain Purchase and Sale Agreement dated             , 2014, by and between, Assignor and Assignee regarding the Property.

EX. 7.2(c) - 2

WITNESS the execution hereof as an instrument under seal effective as of the date first above written.

ASSIGNOR:

DP 1109 COMMERCE LLC, a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

EX. 7.2(c) - 3

EXHIBIT A TO ASSIGNMENT OF LEASES

LIST OF LEASES

EX. 7.2(c) - 4

EXHIBIT B TO ASSIGNMENT OF LEASES

LEGAL DESCRIPTION OF THE PREMISES

EX. 7.2(c) - 5

EXHIBIT 7.2(f)

FORM OF

ASSIGNMENT AND ASSUMPTION OF CONTRACTS, PERMITS,

INTANGIBLES AND WARRANTIES

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, PERMITS, INTANGIBLES AND WARRANTIES (“Assignment of Contracts”) is effective as of the             day of             , 2014, by and between DP 1109 COMMERCE LLC, a Delaware limited liability company (“Assignor”), and             , a             (“Assignee”).

As used herein the terms “Service Contracts”, “Licenses and Permits”, and “Intangibles and Warranties” shall have the same meanings as set forth in that certain Purchase and Sale Agreement dated             , 2104 by and between Assignor and Assignee related to the property known as 1109 Commerce Boulevard, Logan Township, New Jersey, including, without limitation, those contracts, permits, intangibles and warranties listed on Exhibit A hereto.

Assignor and Assignee hereby agree as follows:

1. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest, if any, under the Service Contracts, Licenses and Permits, and Intangibles and Warranties.

2. Assignee hereby assumes and agrees to perform, fulfill and observe all of the covenants, agreements, obligations and liabilities of Assignor under the Service Contracts, Licenses and Permits, and Intangibles and Warranties arising from and after the date hereof.

[Remainder of page intentionally left blank]

EX. 7.2(f) - 1

WITNESS the execution hereof as an instrument under seal effective as of the date first above written.

ASSIGNOR:

DP 1109 COMMERCE LLC, a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

EX. 7.2(f) - 2

EXHIBIT A TO ASSIGNMENT OF CONTRACTS

LIST OF CONTRACTS, PERMITS, INTANGIBLES AND WARRANTIES

EX. 7.2(f) - 3

EXHIBIT 13.27

FORM KNOW YOUR CUSTOMER LETTER

Counterparty Identification Form

In order to comply with German Money Laundering Act (Section 3 Part no. 2), which applies on an extraterritorial basis, all Deutsche Bank entities, their subsidiaries and affiliates are required to identify and maintain records of their transactional and/or contractual counterparties and the ownership structure of the funds or assets which are subject to the transaction.

In the Americas, please email your completed form to:

DeAMCounterparty.DueDiligenceRequests@db.com

A. Counterparty Information

Legal Name:
Legal Address:

Identification Type[1] :
Identification #:

Industry:	☐ Financial Services	☐ Investment Advisory	☐ Real Estate
Management
☐ Other:

Please provide documents of identification for the entity listed above when returning this form.

B.	Counterparty Ownership and Control Information

Please respond to the question below regarding the ownership and control structure of the counterparty.

1)	Does any natural person own/control 25% or more of the counterparty?

☐   Yes                 ☐   No

If Yes, please provide information below regarding each control person and/or beneficial owner that holds/controls 25% or more if the counterparty:

#	Full Name	Date of Birth[2]	Full Address[3]	Nationality	Ownership %

Please provide documents of identification for the entity listed above when returning this form.

[1]	Types of identification are: For corporations: Documents issued or certified by a government, a state or a public institution that prove the existence of the corporation and its legal constitution. For natural persons: Government issued ID.
[2]	This information might be left blank, if data privacy regulations require, however further information to validate the identity of the person might be requested at a later time.
[3]	Further information on Ultimate Beneficial Ownership information may be requested

EX. 13.27

C.	Transaction Information

In what capacity does the counterparty act?

☐  Proprietary                      ☐  Discretionary                     ☐  Non-Discretionary

If not Proprietary, please identify the entity for which the counterparty acts:

Legal Name:
Legal Address:

Please provide documents of identification for the entity listed above when returning this form.

D.	Transaction Investor and Ownership Information

Please respond to the questions below regarding the ownership structure of the funds or assets which are subject to the transaction.

1)	Does any investor or beneficial owner own/control 25% or more transaction assets?

☐   Yes                 ☐   No

If Yes, please provide information below regarding each investor and/or beneficial owner that holds/controls 25% or more if the transactional assets:

#	Full Name	Date of Birth[4]	Full Address[5]	Nationality	Ownership %

Please provide documents of identification for the entity listed above when returning this form.

On behalf of the counterparty, the authorized signatory6 confirms that the above information is complete and accurate. Subject to any legal restrictions, we further confirm that in the event of an enquiry from law enforcement agencies or regulators, copies of the relevant investor or beneficial owner details will be made available to Deutsche Bank, or the regulatory body making the inquiry.

Signed:	Date: / /
Name:

Position:

Contact Details:

This section is for DB internal use only.

Add applicable comments or notes:

DB Employee Name:	Phone Number:

[4]	This information might be left blank, if data privacy regulations require, however further information to validate the identity of the person might be requested at a later time.
[5]	Further information on Ultimate Beneficial Ownership information may be requested
[6]	Authorized signatory shall be a legal representative, legal counsel, compliance officer or similar function of the counterparty

EX. 13.27